Exhibit 99.1

November 2008 3400 Avenue of the Arts Costa Mesa, CA Park Towne Place Philadelphia, PA Calhoun Beach Club Minneapolis, MN Malibu Canyon Calabasas, CA

This presentation contains forward-looking statements, including various scenarios to evaluate liquidity, coverage ratios and sources and uses. For purposes of analysis, the presentation includes a number of different scenarios based on a variety of assumptions and does not necessarily reflect Aimco's expectation of future conditions or results. Actual results are subject to certain risks and uncertainties and may differ materially from the provided scenarios. Actual results may be affected by a variety of factors, including, without limitation: national and local economic conditions; financing risks, such as the availability and cost of financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including fluctuations in real estate values and Aimco's ability to execute transactions; and Aimco's ability to maintain and increase occupancy and rental rates. These and other factors are described in Aimco's filings with the Securities and Exchange Commission, including Aimco's Annual Report on Form 10-K for the year ended December 31, 2007, and other documents Aimco files from time to time with the Securities and Exchange Commission. The information in this presentation is not intended as earnings guidance. The presentation provides certain facts and assumptions from which the reader can analyze Aimco's liquidity, coverage ratios and sources and uses under various scenarios. This presentation and these forward-looking statements include Aimco's analysis and conclusions and reflect management's judgment as of the date of these materials, which are subject to change. Aimco assumes no obligation to revise or update to reflect future events or circumstances. Forward-looking Statements and Other Information

Every year at this time, Aimco meets with the participants in Aimco's syndicated credit facility. Material from the presentation made to the bank group is also a useful follow-up to many of the items discussed in Aimco's third quarter 2008 earnings release and related earnings conference call, which took place on October 31, 2008. This presentation provides a high-level view of various: 2009 liquidity, coverage ratios and sources and uses scenarios 2009-2012 sources and uses scenarios We will provide formal 2009 earnings guidance in the ordinary course on our fourth quarter 2008 earnings call in early February 2009 after completion of the normal budgeting process. The information in this presentation is not intended as earnings guidance. The presentation provides certain facts and assumptions from which the reader can analyze Aimco's liquidity, coverage ratios and sources and uses under various scenarios. Introduction

2009 Liquidity, Coverage Ratios and Sources and Uses

As we plan for 2009, we have analyzed our liquidity, coverage ratios and sources and uses under a variety of scenarios. The Base Case for 2009 includes the assumptions described below. Please note that these assumptions are not intended as the basis for 2009 earnings guidance and are before the completion of 2009 budgets. These assumptions, and therefore the results derived from these assumptions, are subject to change. NOI and revenue: NOI growth - 0% Investment management - $67M revenue, which net of taxes equates to $46M of net income. Of the $46M of net income, $20M relates to recurring deferred income amortization as detailed on Schedule 11 of our earnings release and $26M relates to transactions expected to close in 2009 No sales activity after October 2008 (although our active sales program continues) Reduction in G&A and Property Management expenses due to a smaller property portfolio Reduction of capital replacement / capital improvement spending from $1,700/door in 2008 to $1,200/door in 2009 Financing: Maturing debt refinanced to 50% LTV Non-maturing debt refinanced to 50% LTV LIBOR assumed at 2.75% Redevelopment spending of $127M based on: $40M relating to projects in process and committed to lenders; $36M relating to other projects in process; $100M relating to projects to be approved of which $51M is to be spent in 2009; and $49M is to be spent in 2010 $100M redevelopment spending to be approved is funded in part by $78M of increased property debt in 2009 from the related lenders Repayment of $75M of term debt coming due in September 2009. As announced on our third quarter earnings call, $75M will be set aside from October sales proceeds to pre-fund this obligation. 2009 Base Case Scenario - Assumptions 5

2009 Base Case Scenario - Hypothetical Results This information is not intended as the basis for 2009 earnings guidance. These scenarios are for analytical purposes only and are based on preliminary and high-level estimates and before the completion of Aimco's full 2009 budget process. Accordingly, this information is subject to change. (2) We expect that Aimco will require no external financing except from property debt refinancings at 50% LTV or below. We expect to balance 2009 Base Case cash uses by $80M from expected increases in property loans based on completion of redevelopment activities ("Topper Loans"); and/or additional property sales.

2009 Recession Scenario - Hypothetical Results In order to understand how changes to certain Base Case assumptions would affect our analysis, we have provided certain additional scenarios. The Recession Scenario contains all of the Base Case assumptions except NOI growth is assumed to be negative 5%, offset in part by $20M of additional expense savings that are directly related (e.g., variable compensation). This information is not intended as the basis for 2009 earnings guidance. These scenarios are for analytical purposes only and are based on preliminary and high-level estimates and before the completion of Aimco's full 2009 budget process. Accordingly, this information is subject to change. (2) We expect that Aimco will require no external financing except from property debt refinancings at 50% LTV or below. We expect to balance 2009 Recession Scenario cash uses by $124M from expected increases in property loans based on completion of redevelopment activities ("Topper Loans"); and/or additional property sales. In addition, we have identified possible further reductions in capital spending and G&A expenses. Furthermore, Aimco policy is to set the common dividend based on operating results and tax efficiency.

2009 Additional Sales Scenario - Hypothetical Results In order to understand how changes to certain Base Case assumptions would affect our analysis, we have provided certain additional scenarios. The Additional Sales Scenario contains all of the Base Case assumptions except we assume an additional $220M of Q4 2008 sales (over and above the $80M completed in October) and $500M of Q1 2009 sales with excess cash used first to pay down term debt and then retire preferred equity. This information is not intended as the basis for 2009 earnings guidance. These scenarios are for analytical purposes only and are based on preliminary and high-level estimates and before the completion of Aimco's full 2009 budget process. Accordingly, this information is subject to change. (2) We expect that Aimco will require no external financing except from property debt refinancings at 50% LTV or below. Excess cash may be used for the following: a) redemptions or repurchases of preferred stock; b) repurchases of common stock; or c) investing excess cash.

We have analyzed our sources and uses through 2012, as well as potential mitigating items that could reduce any cash deficits. In order to stress test our 2009-2012 sources and uses, we have projected 2010- 2012 based on the 2009 Base Case with the following adjustments: NOI is held flat; Redevelopment spending is equal to the amount committed to lenders for work in process; Information Technology spending is reduced annually by $5M in 2010-2012; Maturing loans are refinanced at their unpaid balance with no excess proceeds. 2009 - 2012 Sources and Uses - Assumptions 9

2009 - 2012 Sources and Uses - Hypothetical Results